UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On March 27, 2007, Getty Realty Corp. (the “Company”) amended and restated its senior unsecured revolving credit agreement (the “Credit Agreement”) with a group of domestic commercial banks (the “Bank Syndicate”), with JPMorgan Chase Bank N.A., as the Administrative Agent.

The Credit Agreement, among other items, increases the aggregate amount of the credit facility by $75,000,000 to $175,000,000; reduces the interest rate on LIBOR based borrowings by 0.25% and extends the term of the credit facility to March 2011. The credit facility permits borrowings at an interest rate equal to the sum of a base rate plus a margin ranging from 0.0% to 0.25% or a LIBOR rate plus a margin ranging from 1.0% to 1.5%. The applicable margin is based on the Company's leverage ratio, as defined in the Credit Agreement.

Subject to the terms of the Credit Agreement, the Company will have the options to extend the term of the Credit Agreement for one additional year and/or increase the amount of the facility available pursuant to the Credit Agreement by $125,000,000 to $300,000,000, subject to approval by the Company’s Board of Directors and the Bank Syndicate. The Credit Agreement contains customary terms and conditions, including customary financial covenants such as leverage and coverage ratios and other customary covenants, including limitations on the Company’s ability to incur debt and pay dividends and maintenance of tangible net worth, and events of default, including change of control and failure to maintain REIT status. The Company believes that the credit facility’s terms, conditions and covenants will not limit its current business practices.

Item 7.01.  Regulation FD Disclosure.

On March 29, 2007, the Company issued a press release announcing that it had amended and restated its senior unsecured revolving credit agreement with a group of domestic commercial banks, with JPMorgan Chase Bank N.A., as the Administrative Agent, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Senior Unsecured Credit Agreement dated as of March 27, 2007 with J. P. Morgan Securities Inc., as sole bookrunner and sole lead arranger, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

	99.1	Press release dated March 29, 2007 issued by Getty Realty Corp.*
_______

*              Exhibit 99.1 is being furnished, not filed, with the Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by the Company with the SEC unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in the other filings we make with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: April 2, 2007	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and
Chief Financial Officer